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                                                  EXHIBIT 15





                                          December 12, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Unit Corporation
         Registration on Form S-3

We are aware that our reports dated April 28, 1997, July 28, 1997 and October 27, 1997 on our reviews of interim financial information of Unit Corporation for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                       COOPERS & LYBRAND L.L.P.